Filed Pursuant to Rule 424(b)(5)
Registration No. 333-254091

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. Neither this prospectus supplement nor the accompanying prospectus is an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION,

PRELIMINARY PROSPECTUS SUPPLEMENT DATED DECEMBER 14, 2023

PRELIMINARY PROSPECTUS SUPPLEMENT

(to Prospectus dated April 19, 2021)

                 Shares

Common Stock

Heritage Insurance Holdings, Inc.

We are offering                 shares of our common stock, par value $0.0001 per share pursuant to this prospectus supplement and the accompanying prospectus.

Our shares of common stock are listed on the New York Stock Exchange under the symbol “HRTG”. On December 13, 2023, the last reported sale price for our common stock on the New York Stock Exchange was $7.55 per share.

Ernie Garateix, a director of our company and our Chief Executive Officer, Paul L. Whiting, a director of our company and Raymond T. Hyer, a current holder of approximately 13.5% of our outstanding common stock, have advised us that they intend to purchase directly from us, in a concurrent private placement, up to an aggregate of $1.5 million of shares of our common stock at the public offering price. The sale of common stock in the concurrent private placement will not be registered as part of this offering, though it will be consummated simultaneously with, and subject to, the closing of this offering. This offering is not contingent upon the completion of the concurrent private placement. The shares of common stock purchased in the concurrent private placement will not be subject to any underwriting discounts or commissions. See “Concurrent Private Placement.”

Investing in our common stock involves significant risk. Please read carefully the section entitled “Risk Factors ” beginning on page S-6 of this prospectus supplement. You should carefully read and consider these risk factors and the risk factors included in our periodic reports and other documents that we file with the Securities and Exchange Commission before investing in our common stock.

	Per Share	Total
Public Offering Price	$	$
Underwriting Discounts and Commissions(1)	$	$
Proceeds to Heritage Insurance Holdings, Inc. before expenses(2)	$	$

(1)	See “Underwriting” for additional information regarding underwriting compensation. No underwriting discount will be payable with respect to the shares sold in the concurrent private placement.
(2)	We have agreed to reimburse the underwriter for certain expenses in connection with this offering. See “Underwriting.”

The underwriter may also purchase up to an additional                shares of common stock from us, at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the shares is expected to be made on or about December    , 2023.

Book-Running Manager

JonesTrading

The date of this prospectus supplement is December    , 2023

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. This document contains two parts. The first part is this prospectus supplement, which describes the terms of the offering being made pursuant to this prospectus supplement and also adds to and updates information contained in the accompanying prospectus and the documents incorporated herein and therein by reference. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to the offering being made pursuant to this prospectus supplement. If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, any related free writing prospectus provided or approved by us and the other information to which we refer you. We have not, and the underwriter has not, authorized any person to provide you with other or additional information.

You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated by reference herein or therein are accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates, and neither the delivery of this prospectus supplement and the accompanying prospectus nor any sale hereunder shall, under any circumstances, create any implication to the contrary.

Before you invest in our common stock, you should carefully read this prospectus supplement, the accompanying prospectus, the registration statement of which this prospectus and the accompanying prospectus forms a part (including the exhibits thereto) and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” and “Important Information Incorporated by Reference” in this prospectus supplement.

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of our common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of our common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any shares of common stock by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

S-i

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information contained in greater detail elsewhere in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. Accordingly, you should read the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, any related free writing prospectus provided or approved by us and the other information to which we refer you, before you invest in our common stock. Unless the context requires otherwise, all references in this prospectus supplement to “the Company,” “we,” “us,” “our” or similar references mean Heritage Insurance Holdings, Inc. together with its consolidated subsidiaries.

Our Company

We are a super-regional property and casualty insurance holding company that primarily provides personal and commercial residential insurance through our insurance company subsidiaries. We are vertically integrated and control or manage substantially all aspects of insurance underwriting, customer service, actuarial analysis, distribution and claims processing and adjusting. We are led by a highly experienced and diverse management team with significant expertise in the residential property insurance industry and deep industry relationships.

Our insurance subsidiaries include:

•	Heritage Property & Casualty Insurance Company (“Heritage P&C”), which provides personal and commercial residential property insurance and commercial general liability insurance;

•	Narragansett Bay Insurance Company (“NBIC”), which provides personal and commercial residential property insurance; and

•	Zephyr Insurance Company (“Zephyr”), which provides personal residential and wind-only property insurance in Hawaii.

We also provide insurance and insurance-related services through the following operating subsidiaries:

•	Osprey Re Ltd. (“Osprey”), our captive reinsurance subsidiary that may provide a portion of the reinsurance protection purchased by our insurance company subsidiaries;

•	Heritage MGA, LLC, our managing general agent which provides services to Heritage P&C and Zephyr;

•	NBIC Service Company, which provides services to NBIC;

•	Contractors’ Alliance Network, LLC (“CAN”), our vendor network manager for claims and provider of restoration, emergency and recovery services; and

•	Skye Lane Properties, LLC, our property management subsidiary.

Our primary products are personal and commercial residential property insurance. On an admitted basis, we provide personal residential insurance in fourteen eastern and gulf states and commercial residential insurance in three of those states. We also write personal residential insurance on an admitted basis in Hawaii and on an excess and surplus lines basis in California, Florida, and South Carolina. We are licensed, but inactive, in Pennsylvania.

We conduct our operations under one business and reporting segment.

Our Strategy

Our overall short-term strategy has shifted from growing premiums to rebalancing our portfolio of over $1 billion in gross written premium to optimize our portfolio toward products and geographies that maximize long term returns to our shareholders, while mitigating risk from a single or series of catastrophic weather events. We intend to improve underwriting results by undertaking the following:

Improve the Profitability of our Portfolio

We believe that our goal to improve the profitability of our business will be achieved through disciplined underwriting, diversification of our book of business, and rate adequacy, as well as a robust reinsurance program. More selective underwriting has led to an intentional decline in policy count for our admitted personal lines product while achieving a higher average premium per policy through rate actions. Given our coastal exposure, which includes exposure to hurricanes and other severe weather events, our reinsurance program provides meaningful balance sheet protection and reduces earnings volatility. We continue to take underwriting and rate actions to improve the profitability of our business and continuously monitor our portfolio to manage the risk of wind and other perils.

Optimize Our Reinsurance Program

We continue to strategically evaluate our reinsurance program to obtain what we believe to be the most appropriate levels and sources of reinsurance, and we trade with high quality reinsurers who are either rated or who collateralize our risk transfer. Our reinsurance program includes excess of loss, quota share, per risk and facultative coverage. We believe there is sufficient capital to support our reinsurance program and that we have an opportunity to obtain market pricing and contract terms and conditions. We continue to evaluate cost-efficient alternatives to traditional reinsurance, such as the issuance of catastrophe bonds by Citrus Re Ltd. (“Citrus Re”), a Bermuda special purpose insurer. In addition, each year we evaluate whether to meet a portion of our reinsurance needs through the use of our reinsurance subsidiary, Osprey, which helps to manage our reinsurance expense and reduces our reliance on third-party reinsurance.

Efficiently Manage Losses and Loss Adjustment Expenses

We are committed to proactively managing our loss costs through prudent underwriting and in-sourcing critical aspects of claims adjusting and remediation services. We have over 300 full-time employees dedicated to claims management. This includes personnel who take claim information, an in-house insurance defense team, claims examiners, and claims vendor management and mediation personnel. We have additional contracted claims adjusting and loss mitigation resources in all states in which we conduct business and deploy those additional resources as needed. Our CAN subsidiary provides emergency claims and mitigation services to our policyholders. We believe our significant internal and external resources allow us to deliver timely service to our policyholders and effectively manage claims costs.

Expand and Cultivate Relationships with Large Independent Agencies

As described in our competitive strengths below, we believe that continuing to expand and cultivate our relationships with large independent agencies and other stakeholders will foster a higher quality book of business. We have also established relationships with auto insurance carriers who package their auto product with our residential property insurance product to provide diversification opportunities.

Develop IT Solutions to More Effectively Service our Customers

We continuously work to enhance our technology resources in order to better serve our agents and policyholders, streamline our processes and improve efficiency. We have made it a priority to transition each of our insurance companies to the same policy and claims system, which provides efficiencies for our personnel as well as our agency networks.

Corporate Information

Our principal executive offices are located at Heritage Insurance Holdings, Inc. 1401 N. Westshore Blvd Tampa, Florida 33607. Our telephone number is (727) 362-7200. Our website address is www.heritagepci.com. Except for any documents that are incorporated by reference into this prospectus that may be accessed from our website, the information available on or through our website is not part of this prospectus. Heritage Insurance Holdings, Inc. was incorporated under the laws of the State of Delaware on May 22, 2014.

THE OFFERING

Issuer	Heritage Insurance Holdings, Inc.

Common stock offered by us, excluding underwriter’s option to purchase additional shares	shares of our common stock, par value $0.0001 per share.

Underwriter’s option to purchase additional shares	We have granted the underwriter an option to purchase up to an additional shares of common stock from us, at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement.

Concurrent private placement	Ernie Garateix, a director of our company and our Chief Executive Officer, Paul L. Whiting, a director of our company and

Raymond T. Hyer, a current holder of approximately 13.5% of our outstanding common stock, have advised us that they intend to purchase directly from us, in a concurrent private placement, up to an aggregate of $1.5 million of shares of our common stock at the public offering price. The sale of common stock in the concurrent private placement will not be registered as part of this offering, though it will be consummated simultaneously with, and subject to, the closing of this offering. This offering is not contingent upon the completion of the concurrent private placement. The shares of common stock purchased in the concurrent private placement will not be subject to any underwriting discounts or commissions.

Common stock outstanding immediately after the offering and the concurrent private placement	shares (or shares if the underwriter exercises their option to purchase additional shares in full)

Use of proceeds	We estimate that the net proceeds to us from the offering and the concurrent private placement will be approximately $ million, or approximately $ million if the underwriter exercises their option to purchase additional shares in full, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds of the offering and the concurrent private placement for general corporate and operations purposes and to provide capital for anticipated growth and expansion efforts. See “Use of Proceeds.”

New York Stock Exchange Capital Market symbol	HRTG

Transfer agent	Computershare Trust Company, N.A.

Risk factors	Investing in our common stock involves significant risk. You should consider the risk factors beginning on page S-6 of this prospectus supplement and the “Risk Factors” section contained in the accompanying prospectus and therein for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

The number of shares of our common stock that will be outstanding immediately after the offering and the concurrent private placement is based on 26,363,634 shares outstanding as of December 5, 2023. The number of shares outstanding as of December 5, 2023 does not include 420,225 shares of performance based restricted stock that were held by our executive officers and were forfeited in anticipation of the applicable performance measure not being met.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriter of its option to purchase additional shares.

RISK FACTORS

Investing in our Common Stock involves risks. Potential investors are urged to consider the risks described below and also to read and consider the risk factors and other disclosures described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as updated by annual, quarterly, and other reports and documents we file with the SEC after the date of this prospectus supplement and that are incorporated by reference herein. Before making an investment decision, you should carefully consider those risks as well as other information we include or incorporate by reference into this prospectus supplement and the accompanying prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations.

Risks Relating to Our Common Stock and This Offering

The market price of our common stock may be volatile and could decline after this offering.

Volatility in the market price of our common stock may prevent you from being able to sell your shares at or above the price you paid for your shares. The market price of our common stock may fluctuate significantly. Among the factors that could affect our stock price are:

•	industry, regulatory or general market conditions;

•	domestic and international economic factors unrelated to our performance;

•	new regulatory pronouncements and changes in regulatory guidelines;

•	lawsuits, enforcement actions and other claims by third parties or governmental authorities;

•	actual or anticipated fluctuations in our quarterly operating results;

•	the concentration of our business in coastal states, which could be impacted by hurricane losses or other significant weather-related events such as northeastern winter storms;

•	our exposure to catastrophic weather events;

•	changes in our financial stability ratings;

•	our inability to expand its business because its capital must be used to pay greater than anticipated claims

•	lack of research coverage and reports by industry analysts or changes in any securities analysts’ estimates of our financial performance;

•	renewal rates and failure of such renewals to meet the Company’s expectations;

•	action by institutional stockholders or other large stockholders, including future sales of our common stock;

•	failure to meet any guidance given by us or any change in any guidance given by us, or changes by us in our guidance practices;

•	announcements by us of significant impairment charges;

•	speculation in the press or investment community;

•	investor perception of us or our industry;

•	changes in market valuations or earnings of similar companies;

•	the impact of short selling or the impact of a potential “short squeeze” resulting from a sudden increase in demand for our common stock;

•	announcements by us or our competitors of significant contracts, acquisitions, dispositions or strategic partnerships;

•	war, terrorist acts, epidemic disease or pandemic disease;

•	additions or departures of key personnel; and

•	misconduct or other improper actions of our associates.

We cannot assure you that you will be able to resell your shares at or above the public offering price. Stock markets have experienced extreme volatility in recent years that has been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock.

Future sales of our common stock may dilute the interests of the holders of our common stock and may depress our stock price.

The market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market after this offering or the perception that these sales could occur. Future sales of our common stock may also dilute the interests of the holders of our common stock.

Our directors and executive officers have agreed to enter into lock-up agreements with the underwriter pursuant to which we and they have agreed that we and they will not, subject to certain limited exceptions, dispose of or hedge any shares of common stock or any securities convertible into or exchangeable for shares of common stock for a period of 60 days after the date of this prospectus supplement. The underwriter may permit us or our directors and executive officers to sell shares prior to the end of the lock-up period. Sales of a substantial number of such shares upon expiration of, or the perception that such sales may occur, or early release of the securities subject to, the lock-up agreements, could cause our stock price to fall or make it more difficult for you to sell common stock at a time and price that you deem appropriate.

These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

If securities or industry analysts do not publish research or publish misleading or unfavorable research about our business, our common stock price and trading volume could decline.

The trading market for our common stock depends in part on the research and reports that securities or industry analysts may publish about us or our business. If one or more of the analysts that covers our common stock downgrades our stock or publishes misleading or unfavorable research about our business, our stock price would likely decline. If one or more of the analysts ceases coverage of our common stock or fails to publish reports on us regularly, demand for our common stock could decrease, which could cause our common stock price or trading volume to decline.

Our management will have broad discretion over the use of the net proceeds from this offering, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you are relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds will be used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for Heritage.

Because we do not anticipate paying any cash dividends on our common stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

In the second quarter of 2022, our Board of Directors decided to suspend the quarterly dividend to shareholders. We anticipate that we will retain our earnings, if any, for future growth and therefore do not anticipate paying cash dividends in the foreseeable future. As a result, only appreciation of the price of our common stock will provide a return to shareholders.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties. Words such as “may,” “expects,” “intends,” “anticipates,” “believes,” “estimates,” “plans,” “seeks,” “could,” “should,” “continue,” “will,” “potential,” “projects” and similar expressions are intended to identify such forward-looking statements. Readers are cautioned that these forward-looking statements speak only as of the date on which the document in which they appear is filed with the SEC, and, except as required by law, we do not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after such dates. Examples of forward-looking statements in this prospectus supplement and other documents incorporated by reference include the following: (i) our intention to improve the underwriting results, (ii) our belief that our goals to improve the profitability of our business will be achieved through disciplined underwriting, diversification of our book of business, and rate adequacy, as well as a robust reinsurance program, (iii) our belief that our reinsurance program is at the most appropriate levels and sources of reinsurance, (iv) our belief that there is sufficient capital to support our reinsurance program and that we have an opportunity to obtain market pricing and contract terms and conditions, (v) our belief that our significant internal and external resources allow us to deliver timely service to our policyholders and effectively manage claims and costs, (vi) our belief that continuing to expand and cultivate our relationships with large independent agencies and other stakeholders will foster a higher quality book of business, (vii) our intention to use the net proceeds of the offering and the concurrent private placement for general corporate and operations purposes and to provide capital for anticipated growth and expansion efforts, (viii) our anticipation that we will not declare or paying any cash dividends, and, instead, retain future earnings to finance the growth of our business, (ix) our belief that our proprietary data analytics capabilities and underwriting processes allow us to make better risk selections leading to profitability and high levels of policy retention, (x) our belief that the vertical integration of our claims adjusting, water mitigation, and repair services provides us with a competitive advantage, (xi) our belief that our unique model provides a superior level of customer service for our policyholders, enhancing our reputation and increasing the likelihood that our policyholders will renew their policies with us and (xii) our belief that our strategic initiatives will enable us to achieve consistent long-term quarterly earnings and drive shareholder value.

These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that could cause the Company’s actual results to differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, among other things, risks related to the possibility that actual losses may exceed reserves; the concentration of the Company’s business in coastal states, which could be impacted by hurricane losses or other significant weather-related events such as northeastern winter storms; the Company’s exposure to catastrophic weather events; the Company’s ability to adequately assess risks and set premiums accordingly; industry factors; increased costs of reinsurance, non-availability of reinsurance, and non-collectability of reinsurance; impairment charges for uncollectible intangible assets; increased competition, competitive pressures, industry developments and market conditions; the Company’s failure to effectively manage its growth and integrate acquired companies; increased competition, competitive pressures, and market conditions; the Company’s failure to execute its diversification strategy; a lack of redundancy in the Company’s operations; the Company’s failure to attract and retain qualified employees and independent agents or loss of key personnel; the failure of the Company’s claims department to effectively manage or remediate claims; low renewal rates and failure of such renewals to meet the Company’s expectations;

the Company’s inability to maintain its financial stability rating; the Company’s inability to expand its business because its capital must be used to pay greater than anticipated claims; financial results being negatively affected because a portion of its income is generated by the investment of the Company’s capital, premiums and loss reserves; the effects of emerging claim and coverage issues on our business being uncertain; the failure of risk mitigation strategies; lack of effectiveness and other loss limitation methods in the insurance policies the Company assumes; changes in regulations and the Company’s failure to meet increased regulatory requirements; failure of minimum capital and surplus requirements; litigation or regulatory actions; statutorily approved assessments; variable rate indebtedness; credit agreement restrictions; the Company’s certificate of incorporation, bylaws and applicable insurance laws making it difficult to effect a change of control; failure of the Company’s information technology systems and unsuccessful development and implementation of new technologies; capital that may be required to develop and implement new technologies; the Company’s ability to hire and retain a qualified workforce; and other matters described from time to time by the Company in its filings with the Securities and Exchange Commission, including, but not limited to, those set forth in its Annual Report on Form 10-K for the year ended December 31, 2022 and subsequent Quarterly Reports on Form 10-Q (or such other reports that may be filed with the SEC).

You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we currently expect. You should not put undue reliance on any forward-looking statement. We believe it is important to communicate our expectations to our investors. However, there may be events in the future that we are not able to accurately predict or that we do not fully control that could cause actual results to differ materially from those expressed or implied in our forward-looking statements.

USE OF PROCEEDS

We estimate that the net proceeds to us from the offering of common stock being made pursuant to this prospectus supplement, after deducting underwriting discounts, will be approximately $                million (or approximately $                million if the underwriter exercises its option to purchase additional shares in full). In addition, the net proceeds to us from the concurrent private placement, after deducting underwriting discounts, will be approximately $                million. We estimate that the aggregate net proceeds to us from the offering and concurrent private placement will be approximately $                million (or approximately $                million if the underwriter exercises its option to purchase additional shares in full), after deducting underwriting discounts in the offering and estimated offering expenses payable by us.

We intend to use the net proceeds of the offering and the concurrent private placement for general corporate and operations purposes and to provide capital for anticipated growth and expansion efforts. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As a result, our management will have broad discretion to allocate the net proceeds of the offering and the concurrent private placement. Pending their ultimate use, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

DIVIDEND POLICY

In the second quarter of 2022, our Board of Directors decided to suspend the quarterly dividend to shareholders. Currently, we do not anticipate declaring or paying any cash dividends to holders of our common stock in the foreseeable future. We currently intend to retain future earnings, if any, to finance the growth of our business. If we decide to pay cash dividends in the future, the declaration and payment of such dividends will be at the sole discretion of our board of directors and may be discontinued at any time. In determining the amount of any future dividends, our board of directors will take into account any legal or contractual limitations, our actual and anticipated future earnings, cash flow, debt service and capital requirements and other factors that our board of directors may deem relevant.

CONCURRENT PRIVATE PLACEMENT

Ernie Garateix, a director of our company and our Chief Executive Officer, Paul L. Whiting, a director of our company and Raymond T. Hyer, a current holder of approximately 13.5% of our outstanding common stock, have advised us that they intend to purchase directly from us, in a concurrent private placement, up to $200,000, $300,000 and $1 million of shares of our common stock at the public offering price, respectively. The sale of common stock in the concurrent private placement will not be registered as part of this offering, though it will be consummated simultaneously with, and subject to, the closing of this offering. This offering is not contingent upon the completion of the concurrent private placement. The shares of common stock purchased in the concurrent private placement will not be subject to any underwriting discounts or commissions.

UNDERWRITING

We entered into an underwriting agreement with JonesTrading Institutional Services LLC. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, the underwriter has agreed to purchase, and we have agreed to sell to the underwriter, and the underwriter has agreed, to purchase from us, the respective number of shares of common stock shown opposite its name below:

Underwriter	Number of shares
JonesTrading Institutional Services LLC
Total

The underwriting agreement provides that the obligations of the underwriter to purchase the shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriting agreement provides that the underwriter will purchase all of the shares of common stock if any of them are purchased.

Shares sold by the underwriter to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriter to securities dealers may be sold at a discount from the initial public offering price not to exceed $    per share. If all the shares are not sold at the initial offering price, the underwriter may change the offering price and the other selling terms. No such reduction will change the amount of proceeds to be received by us as set forth on the cover of this prospectus supplement.

We have agreed to reimburse the underwriter for certain legal expenses incurred in connection with the offering in an amount up to $100,000.

Underwriting Discounts and Commissions

The following table shows the public offering price per share of common stock and public offering price, underwriting discounts and commissions and proceeds before expenses to us.

Per Share
Public offering price	$
Underwriting discounts and commissions payable by us, before expenses, to us	$

We have granted the underwriter a 30-day option to purchase up to                additional shares of common stock from us, in each case at the public offering price, less underwriting discounts and commissions.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make because of any of those liabilities.

Lock-Ups

We and our officers and directors have agreed that, for a period of 60 days from the date of this prospectus supplement, we and they will not, without the prior written consent of JonesTrading Institutional Services LLC, dispose of or hedge any shares or any securities convertible into or exchangeable for our common stock, subject to certain exceptions.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “HRTG.”

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering, the underwriters may purchase and sell shares in the open market. Purchases and sales in the open market may include stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of shares than they are required to purchase in the offering.

•	Covering transactions involve purchases of shares either pursuant to the underwriters’ option to purchase additional shares or in the open market in order to cover short positions.

•

To close a naked short position, the underwriters must purchase shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	To close a covered short position, the underwriters must purchase shares in the open market.

•	Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the shares. They may also cause the price of the shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriter may conduct these transactions on The New York Stock Exchange, in the over-the-counter market or otherwise. If the underwriter commences any of these transactions, it may discontinue them at any time.

In addition, in connection with this offering, the underwriters may engage in passive market making transactions in the shares on The New York Stock Exchange, prior to the pricing and completion of the offering. Passive market making consists of displaying bids on The New York Stock Exchange no higher than the bid prices of independent market makers and making purchases at prices no higher than those independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are limited to a specified percentage of the passive market maker’s average daily trading volume in the shares during a specified period and must be discontinued when that limit is reached. Passive market making may cause the price of the shares to be higher than the price that otherwise would exist in the open market in the absence of those transactions. If the underwriters commence passive market making transactions, they may discontinue them at any time.

Electronic Offer, Sale and Distribution of Shares

In connection with the offering, certain of the underwriter or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of its business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of its various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for its own account and for the accounts of its customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Sales Outside the United States

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our common stock, or the possession, circulation or distribution of this prospectus supplement or any other material relating to us or our common stock in any jurisdiction where action for that purpose is required. Accordingly, the shares of common stock may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor any other offering material or advertisements in connection with our common stock may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

The underwriter may arrange to sell the common stock offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where it is permitted to do so.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of our common shares may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of our common shares may be made at any time under the following exemptions under the Prospectus Directive:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representative for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to our common shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our common shares to be offered so as to enable an investor to decide to purchase our common shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended), including by Directive 2010/73/EU, and includes any relevant implementing measure in the Relevant Member State.

This European Economic Area selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

In the United Kingdom, this prospectus is only addressed to and directed as qualified investors who are (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000

(Financial Promotion) Order 2005 (the Order); or (ii) high net worth entities and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Any investment or investment activity to which this prospectus relates is available only to relevant persons and will only be engaged with relevant persons. Any person who is not a relevant person should not act or relay on this prospectus or any of its contents.

Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interests are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

For Qualified Institutional Investors (“QII”)

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the shares of our common stock constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEA). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEA, has not been made in relation to the shares of our common stock. The shares of our common stock may only be transferred to QIIs.

For Non-QII Investors

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEA) in relation to the shares of our common stock constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEA). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEA, has not been made in relation to the shares of our common stock. The shares of our common stock may only be transferred en bloc without subdivision to a single investor.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this offering memorandum (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel,

this document is being distributed only to, and is directed only at, and any offer of the securities hereunder is directed only at, (i) a limited number of persons in accordance with the Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

LEGAL MATTERS

Certain legal matters relating to the validity of the shares of common stock offered hereby will be passed upon by Greenberg Traurig, P.A., Fort Lauderdale, Florida. Duane Morris LLP, New York, New York, is acting as counsel for the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements as of December 31, 2022 and 2021 and for the years then ended incorporated by reference in this prospectus supplement and the accompanying prospectus have been so incorporated in reliance on the report of Plante & Moran, PLLC, an independent registered public accounting firm.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock we are offering under this prospectus supplement. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the shares of common stock we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits filed as a part of the registration statement. You may read any document we file with the SEC, including reports, proxy statements and information statements, on the SEC’s website at www.sec.gov. Our SEC filings are also available to the public at our website at www.aspirawh.com.

Information on any the Company’s website, any subsection, page or other subdivision of any the Company’s website or any website linked to by content on any the Company’s website is not part of this prospectus supplement, and you should not rely on that information unless that information is also in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein.

IMPORTANT INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus supplement the information contained in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference into this prospectus supplement shall be deemed to be modified or superseded, for purposes of this prospectus supplement, to the extent that a statement contained in or omitted from this prospectus supplement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference into this prospectus supplement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. We incorporate by reference the documents listed below, which have been filed by us and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) until the offering is completed:

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 13, 2023;

(b)	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023, June 30, 2023 and September 30, 2023, filed with the SEC on May 8, 2023, August 9, 2023 and November 6, 2023;

(c)	Our Quarterly Report on Form 10-Q/A for the quarterly period ending September 30, 2023, filed with the SEC on December 12, 2023;

(d)	Our Current Reports on Form 8-K filed with the SEC on March 9, 2023, May 18, 2023, and June 9, 2023; and

(e)

The description of our common stock set forth in the Registration Statement on Form 8-A filed with the SEC on May 20, 2014 (File No. 001-36462), including any amendments or reports filed for the purpose of updating such description.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference into this prospectus supplement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Heritage Insurance Holdings, Inc.

1401 N. Westshore Blvd

Tampa, Florida 33607

(727) 362-7200

Attn: Corporate Secretary

PROSPECTUS

$200,000,000

Heritage Insurance Holdings, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Subscription Rights

Stock Purchase Contracts

Stock Purchase Units

We may offer and sell, at any time and from time to time, in one or more offerings, up to a total dollar amount of $200,000,000 of any of the following securities:

•	common stock;

•	preferred stock;

•	debt securities;

•	warrants;

•	subscription rights;

•	stock purchase contracts; and

•	stock purchase units.

When we use the term “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus or incorporated into this prospectus by reference. You should read this prospectus and any supplement carefully before you invest. Each prospectus supplement will indicate if the securities offered thereby will be listed or quoted on a securities exchange or quotation system.

When we issue new securities, we may offer them for sale to or through underwriters, dealers and agents or directly to purchasers. The applicable prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering, including any required information about the firms we use and the discounts or commissions we may pay them for their services. For general information about the distribution of securities offered, please see “Plan of Distribution” on page 17 of this prospectus.

If any securities are to be listed or quoted on a securities exchange or quotation system, our prospectus supplement will say so. Our common stock is listed on the New York Stock Exchange under the symbol “HRTG.”

Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports filed with the Securities and Exchange Commission (the “SEC”), in any applicable prospectus supplement relating to a specific offering of securities and in any other documents we file with the SEC. See the section entitled “Risk Factors” on page 3 of this prospectus, in our other filings with the SEC and in the applicable prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 19, 2021.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we have filed with the SEC. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus up to a total dollar amount of $200,000,000 or the equivalent of this amount in foreign currencies or foreign currency units.

This prospectus provides you with only a general description of the securities we may offer. It is not meant to be a complete description of any security. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. We and any underwriter or agent that we may from time to time retain may also provide other information relating to an offering, which we refer to as “other offering material.” The prospectus supplement as well as the other offering material may also add, update or change information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. You should read this prospectus, any prospectus supplement, and any other offering material (including any free writing prospectus) prepared by or on behalf of us for a specific offering of securities, together with additional information described in the section entitled “Where You Can Find More Information”. Throughout this prospectus, where we indicate that information may be supplemented in an applicable prospectus supplement or supplements, that information may also be supplemented in other offering material. If there is any inconsistency between this prospectus and the information contained in a prospectus supplement, you should rely on the information in the prospectus supplement.

Unless otherwise indicated or the context otherwise requires, all references to “Heritage,” “Company,” “Registrant,” “we,” “our,” “ours” and “us” refer to Heritage Insurance Holdings, Inc. and its subsidiaries. When we refer to “you” in this section, we mean all purchasers of the securities being offered by this prospectus and any accompanying prospectus supplement, whether they are the holders or only indirect owners of those securities.

ABOUT HERITAGE INSURANCE HOLDINGS, INC.

Heritage Insurance Holdings, Inc., (“we”, “our”, “us”, “Heritage” and the “Company”) is a super-regional property and casualty insurance holding company that primarily provides personal and commercial residential insurance through our insurance company subsidiaries. We are vertically integrated and control or manage substantially all aspects of insurance underwriting, customer service, actuarial analysis, distribution and claims processing and adjusting. We are led by a highly experienced and diverse management team with significant expertise in the residential property insurance industry and deep industry relationships.

Our insurance subsidiaries include:

•	Heritage Property & Casualty Insurance Company (“Heritage P&C”), which provides personal and commercial residential property insurance and commercial general liability insurance;

•	Narragansett Bay Insurance Company (“NBIC”), which provides personal and commercial residential property insurance; and

•	Zephyr Insurance Company (“Zephyr”), which provides personal residential wind-only property and multi-peril property.

Our financial strength ratings are important in establishing our competitive position and can impact our ability to write policies. We are rated by both Demotech, Inc. (“Demotech”) and Kroll Bond Rating Agency (“KBRA”). Demotech, a rating agency specializing in evaluating the financial stability of insurers, maintains a letter-scale financial stability rating system (“FSR”) from A’’ (A double prime) to L (licensed by insurance regulatory authorities). KBRA’s ratings assigned to insurance companies ranges from AAA (extremely strong operations to no risk) to R (operating under regulatory supervision).

We also provide insurance and insurance-related services through various operating subsidiaries.

As of December 31, 2020, we had 568,068 personal residential policies in force, representing $969.0 million of annualized premium, 3,074 commercial residential policies in force, representing $104.4 million of annualized premium, and 9,904 commercial general liability policies in force, representing $9.0 million of annualized premium, for a total of 581,046 policies and $1.1 billion annualized premium. For the years ended December 31, 2020, 2019 and 2018, we had gross premiums written of $1.1 billion, $937.9 million and $923.3 million, respectively and operating income of $10.2 million, $49.6 million and $69.5 million, respectively. At December 31, 2020 and 2019, we had total assets of $2.1 billion and $1.9 billion, respectively, and total stockholders’ equity of $442.3 million and $448.8 million, respectively

Our principal executive offices are currently located at 2600 McCormick Drive, Suite 300, Clearwater, Florida 33759, and our telephone number at this address is (727) 362-7200.

RISK FACTORS

Investing in the securities offered pursuant to this prospectus may involve a high degree of risk. You should carefully consider the risk factors described in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as any prospectus supplement relating to a specific security. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement. For more information, see the section entitled “Where You Can Find More Information” on page 20 of this prospectus. These risks could materially affect our business, results of operations or financial condition and affect the value of our securities. You could lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

Certain statements and information in this prospectus and the documents we incorporate by reference may constitute “forward-looking statements.” These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should,” or the negative thereof or other variations thereon or comparable terminology. All statements contained or incorporated in this prospectus which address operating performance, events or developments that we expect or anticipate may occur in the future, including statements related to statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance, are forward-looking statements. Important factors, risks and uncertainties that may cause actual results to differ from those expressed in our forward-looking statements include, but are not limited to:

•	the possibility that actual losses may exceed reserves;

•	the concentration of our business in coastal states, which could be impacted by hurricane losses or other significant weather-related events such as northeastern winter storms;

•	our exposure to catastrophic weather events;

•	inherent uncertainty of our models and our reliance on such models as a tool to evaluate risk;

•	the fluctuation in our results of operations;

•	increased costs of reinsurance, non-availability of reinsurance, non-collectability of reinsurance and our ability to obtain reinsurance on terms and at a cost acceptable to us;

•	increased competition, competitive pressures, and market conditions;

•	our failure to accurately access and price the risks we underwrite;

•	our failure to identify suitable business acquisitions, effectively manage our growth and integrate acquired companies;

•	our failure to execute our diversification strategy;

•	our reliance on independent agents to write insurance policies for us on a voluntary basis and our ability to attract and retain agents;

•	the failure of our claims department to effectively manage or remediate claims;

•	low renewal rates and failure of such renewals to meet our expectations;

•	our inability to maintain our financial stability rating;

•	our ability to access sufficient liquidity or obtain additional financing to fund our operations and expand our business;

•	our inability to generate investment income;

•	effects of emerging claim and coverage issues relating to legal, judicial, environmental and social conditions;

•	the failure of our risk mitigation strategies or loss limitation methods;

•	lack of effectiveness of exclusions and loss limitation methods in the insurance policies we assume or write;

•	the regulation of our insurance operations;

•	changes in regulations and our failure to meet increased regulatory requirements, including minimum capital and surplus requirements;

•	litigation or regulatory actions;

•	regulation limiting rate increases or that require us to participate in loss sharing or assessments;

•	the terms of our indebtedness;

•	our ability to maintain effective internal controls over financial reporting;

•	certain characteristics of our common stock;

•

the continued and potentially prolonged impact of COVID-19 on the economy, demand for our products and our operations, including measures taken by the governmental authorities to address COVID-19, which may precipitate or exacerbate other risks and/or uncertainties;

•	failure of our information technology systems or those of our key service providers and unsuccessful development and implementation of new technologies;

•	a lack of redundancy in our operations; and

•	our failure to attract and retain qualified employees and independent agents or our loss of key personnel.

Given these risks and uncertainties, we caution you not to place undue reliance on these forward-looking statements. The forward-looking statements included in this prospectus are made only as of the date hereof. We do not undertake and specifically decline any obligation to update any of these statements or to publicly announce the results of any revisions to any of these statements to reflect future events or developments.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, the net proceeds we receive from the sale of the securities offered by this prospectus and the applicable prospectus supplement will be used for working capital and other general corporate purposes. We will have significant discretion in the use of any net proceeds.

General corporate purposes may include, but are not limited to:

•	the repayment or refinancing of debt;

•	capital expenditures; or

•	the financing of possible acquisitions or business expansion.

The net proceeds from the sale of securities may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose. When particular securities are offered, we will describe in the applicable prospectus supplement our intended use for the net proceeds received from the sale of such securities.

DESCRIPTION OF CAPITAL STOCK

The following descriptions of our capital stock and of certain provisions of Delaware law are subject to and qualified in their entirety by reference to our Certificate of Incorporation (the “Certificate”) and our By-laws (the “By-laws”). Copies of the Certificate and the By-laws have been filed with the SEC and are filed as exhibits to the registration statement of which this prospectus forms a part.

General

As of the date hereof, our authorized capital stock consists of 50,000,000 shares of common stock, $0.0001 par value, and 5,000,000 shares of preferred stock, $0.0001 par value. As of March 1, 2021, there were 27,965,190 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. All of our outstanding shares of common stock are fully paid and non-assessable.

Common Stock

Voting. Holders of common stock are entitled to one vote for each share held on all matters subject to a vote of stockholders, subject to the rights of holders of any outstanding preferred stock. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election, subject to the rights of holders of any outstanding preferred stock.

Dividends. Holders of common stock will be entitled to receive ratably any dividends that the board of directors may declare out of funds legally available therefor, subject to any preferential dividend rights of outstanding preferred stock.

Liquidation, Dissolution or Winding Up. Upon our liquidation, dissolution or winding up, the holders of common stock will be entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of holders of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our capital stock are fully paid and nonassessable.

Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock, which may be issued from time to time in one or more series upon authorization by the board of directors. Our board of directors, without further approval of the stockholders, is authorized to fix the number of shares constituting any series, as well as the dividend rights and terms, conversion rights and terms, voting rights and terms, redemption rights and terms, liquidation preferences and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could also adversely affect the voting power and dividend and liquidation rights of the holders of common stock. The issuance of preferred stock could also, under certain circumstances, have the effect of making it more difficult for a third-party to acquire, or discouraging a third-party from acquiring, a majority of our outstanding voting stock or otherwise adversely affect the market price of our common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until the board of directors determines the specific rights of that series of preferred stock.

The particular terms of any series of preferred stock that we offer under this prospectus will be described in the applicable prospectus supplement relating to that series of preferred stock. Those terms may include:

•	the title and liquidation preference per share of the preferred stock and the number of shares offered;

•	the purchase price of the preferred stock;

•	the dividend rate (or method of calculation), the dates on which dividends will be payable, whether dividends shall be cumulative and, if so, the date from which dividends will begin to accumulate;

•	any redemption or sinking fund provisions of the preferred stock;

•	any conversion, redemption or exchange provisions of the preferred stock;

•	the voting rights, if any, of the preferred stock; and

•	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the preferred stock.

You should refer to the certificate of designations establishing a particular series of preferred stock which will be filed with the Secretary of State of the State of Delaware and the SEC in connection with any offering of preferred stock.

Each prospectus supplement relating to a series of preferred stock may describe certain U.S. federal income tax considerations applicable to the purchase, holding and disposition of such series of preferred stock.

Elimination of Liability in Certain Circumstances

Our Certificate eliminates the liability of our directors to us or our stockholders for monetary damages resulting from breaches of their fiduciary duties as directors. Directors will remain liable for breaches of their duty of loyalty to us or our stockholders, as well as for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, and transactions from which a director derives improper personal benefit. Our Certificate will not absolve directors of liability for payment of dividends or stock purchases or redemptions by us in violation of Section 174 (or any successor provision of the Delaware General Corporation Law).

The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence. We do not believe that this provision eliminates the liability of our directors to us or our stockholders for monetary damages under the federal securities laws. The Certificate and By-laws provide indemnification for the benefit of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law as it may be amended from time to time, including most circumstances under which indemnification otherwise would be discretionary.

Number of Directors; Removal; Vacancies

Our By-laws provide that we have five directors, provided that this number may be changed by the board of directors. Vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors then in office. Our By-laws provide that, subject to the rights of holders of any future series of preferred stock, directors may be removed, with or without cause, at meetings of stockholders by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote generally in the election of directors.

Special Meetings of Stockholders; Limitations on Stockholder Action by Written Consent

Our Certificate provides that special meetings of our stockholders may be called only by our chairman of the board, our chief executive officer, our board of directors or holders of not less than a majority of our issued and outstanding voting stock. Any action required or permitted to be taken by our stockholders must be effected at an annual or special meeting of stockholders and may not be effected by written consent unless the action to be effected and the taking of such action by written consent have been approved in advance by our board of directors.

Amendments; Vote Requirements

Certain provisions of our Certificate and By-laws provide that the affirmative vote of a majority of the shares entitled to vote on any matter is required for stockholders to amend our Certificate or By-laws, including those provisions relating to action by written consent and the ability of stockholders to call special meetings.

Authorized but Unissued Shares

The authorized but unissued shares of common stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could render it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Advance Notice Requirements for Stockholder Proposals and Nomination of Directors

Our By-laws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice in writing. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. However, in the event that the annual meeting is called for a date that is more than 30 days before or more than 60 days after such anniversary date, such notice will be timely only if received not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Our By-laws also specify requirements as to the form and content of a stockholder’s notice.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “HRTG.”

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we may include in any applicable prospectus supplements and in any related free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms summarized below will apply generally to any debt securities that we may offer, we will describe the particular terms of any debt securities in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below.

We may issue debt securities from time to time in one or more distinct series. The debt securities may be senior debt securities or subordinated debt securities. Senior debt securities may be issued under a senior indenture and subordinated debt securities may be issued under a subordinated indenture. If we issue debt securities pursuant to an indenture, in the applicable prospectus supplement we will specify the trustee under such indenture. We will include in a supplement to this prospectus the specific terms of debt securities being offered, including the terms, if any, on which debt securities may be convertible into or exchangeable for common stock, preferred stock or other debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of debt securities and any indentures are summaries of these provisions and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indentures (including any amendments or supplements we may enter into from time to time which are permitted under the debt securities or any indenture).

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of Heritage. Any debt securities designated as senior will rank equally with any of our other senior and unsubordinated debt. Any debt securities designated as subordinated will be subordinate and junior in right of payment to any senior indebtedness. There may be subordinated debt securities that are senior or junior to other series of subordinated debt securities.

The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:

•	the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•

whether the debt securities will be issued as registered securities, bearer securities or both, and any restrictions on the exchange of one form of debt securities for another and on the offer, sale and delivery of the debt securities in either form;

•	the date or dates on which the principal amount of the debt securities will mature;

•	if the debt securities bear interest, the rate or rates at which the debt securities bear interest and the date or dates from which interest will accrue;

•	if the debt securities bear interest, the dates on which interest will be payable and the regular record dates for interest payments;

•

the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;

•	the price at which we originally issue the debt security, expressed as a percentage of the principal amount, and the original issue date;

•	any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;

•	any sinking fund or other provisions that would obligate us to redeem, repay or purchase the debt securities;

•

if the currency in which the debt securities will be issuable is U.S. dollars, the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denominations in which any bearer securities will be issuable, if other than the denomination of $5,000;

•	if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

•

the events of default and covenants relevant to the debt securities, including the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of default or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

•	the name and location of the corporate trust office of the applicable trustee under the indenture for such series of notes;

•	if other than U.S. dollars, the currency in which the debt securities will be paid or denominated;

•

if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

•	the designation of the original currency determination agent, if any;

•	if the debt securities do not bear interest, the dates on which we will furnish to the applicable trustee the names and addresses of the holders of the debt securities;

•	if the debt security is also an original issue discount debt security, the yield to maturity;

•

if other than as set forth in an indenture, provisions for the satisfaction and discharge or defeasance or covenant defeasance of that indenture with respect to the debt securities issued under that indenture;

•	the date as of which any bearer securities and any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;

•	whether and under what circumstances we will pay additional amounts to non-U.S. holders in respect of any tax assessment or government charge;

•

whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary and, if applicable, the exchange date;

•

if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities, bearer securities or will be in global form and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

•	the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;

•	the assets, if any, that will be pledged as security for the payment of the debt security;

•	whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of our subsidiaries;

•	the forms of the debt securities; and

•	any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act of 1939, as amended.

In addition, any debt securities offered hereby may be convertible into or exchangeable for common stock, preferred stock or other debt securities. The applicable prospectus supplement will set forth the terms and conditions of such conversion or exchange, including, if applicable:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding our ability or that of the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of such debt securities.

This prospectus is part of a registration statement that provides that we may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We expect the following provisions will generally apply to warrants we may offer, unless we specify otherwise in the applicable prospectus supplement.

We may issue warrants for the purchase of common stock, preferred stock or debt securities (collectively “warrants”). Warrants may be issued independently or together with common stock, preferred stock or debt securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement (a “warrant agreement”) to be entered into between us and a bank or trust company, as warrant agent (the “warrant agent”). The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the warrants are subject to, and are qualified in their entirety by reference to, the provisions of the warrant agreement.

General

If we offer warrants to purchase common stock, preferred stock or debt securities, the related prospectus supplement will describe the terms of the warrants, including, if applicable:

•	the title of the warrants;

•	the offering price, if any;

•	the aggregate number of warrants;

•

the designation, terms and principal amount of the common stock, preferred stock or debt securities purchasable upon exercise of the warrants and the initial price at which such securities may be purchased upon exercise;

•	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	a discussion of certain federal income tax considerations, if applicable;

•	the redemption or call provisions, if any;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the warrants; and

•	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

The shares of common or preferred stock issuable upon exercise of the warrants will, when issued in accordance with the warrant agreement, be fully paid and non-assessable.

No Rights

Holders of warrants will not be entitled, by virtue of being such holders, to any rights of holders of the underlying securities. For example, holders of warrants will have no rights to:

•	vote or consent;

•	receive dividends;

•	payments of principal of and interest, if any, on the securities;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights whatsoever as our stockholders.

Exchange of Warrant Certificate

Warrant certificates may be exchanged for new warrant certificates of different denominations and may (if in registered form) be presented for registration of transfer at the corporate trust office of the warrant agent, which will be listed in the related prospectus supplement, or at such other office as may be set forth therein.

Exercise of Warrants

Warrants may be exercised by surrendering the warrant certificate at the corporate trust office of the warrant agent, with the form of election to purchase on the reverse side of the warrant certificate properly completed and executed, and by payment in full of the exercise price, as set forth in the prospectus supplement. Upon the exercise of warrants, the warrant agent will, as soon as practicable, deliver the securities in authorized denominations in accordance with the instructions of the exercising warrant holder and at the sole cost and risk of such holder. If less than all of the warrants evidenced by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase debt securities, preferred stock, common stock or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered. A holder or prospective holder of subscription rights should refer to the applicable prospectus supplement for more specific information.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and requiring us to sell to the holders, a specified number of shares of common stock at a future date or dates.

The price per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of units, or stock purchase units, consisting of a stock purchase contract and either (x) senior debt securities, senior subordinated debt securities, subordinated debt securities or junior subordinated debt securities, or (y) debt obligations of third parties, including U.S. Treasury securities, in each case, securing the holder’s obligations to purchase our common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, or prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract. The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities.

PLAN OF DISTRIBUTION

We may sell common stock, preferred stock, debt securities, warrants, subscription rights, stock purchase contracts, and/or stock purchase units in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	directly to one or more purchasers or other persons or entities;

•	through agents;

•	through a combination of any of those methods of sale; or

•	through other means.

The prospectus supplements relating to an offering of securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the amounts underwritten;

•	any public offering price;

•	the proceeds from such sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may distribute the securities from time to time in one or more of the following ways:

•	at a fixed public offering price or prices, which may be changed;

•	at prices relating to prevailing market prices at the time of sale;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Unless otherwise indicated in the applicable prospectus supplement, if we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price, or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise indicated in a prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship. We may designate agents who agree to use their reasonable efforts to solicit purchasers for the period of their appointment or to sell securities on a continuing basis. We may also sell securities directly to one or more purchasers without using underwriters or agents.

Underwriters, dealers, or agents may receive compensation in the form of discounts, concessions, or commissions from us or from purchasers of the securities as their agents in connection with the sale of the securities. These underwriters, dealers, or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions, or profits on resale received by underwriters, dealers, or agents may be treated as underwriting discounts and commissions. Each prospectus supplement will identify any underwriter, dealer, or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These stabilizing transactions, over-allotments, syndicate covering transactions, and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or slowing a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

Underwriters, dealers, and agents may be entitled under agreements entered into with us to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments they may be required to make in respect of these liabilities thereof. Underwriters, dealers, and agents and their affiliates may be customers of, may engage in transactions with, or perform services for us in the ordinary course of business for which they receive compensation.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the New York Stock Exchange. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Other than our common stock, which is listed on the New York Stock Exchange, each of the securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.

EXPERTS

The financial statements incorporated by reference in this prospectus and elsewhere in this registration statement, to the extent and for the periods indicated in their report, have been so incorporated by reference in reliance upon the report of Plante & Moran, PLLC, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Greenberg Traurig, P.A. Certain legal matters may be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov.

We also make these filings available, free of charge, on or through our investor website (investors.heritagepci.com) as soon as reasonably practicable after we electronically file such material with the SEC. Please note, however, that the information on our website is not a part of this prospectus or any accompanying prospectus supplement, other than the documents listed below under the heading “Information Incorporated By Reference.”

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us. Forms of the indentures and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate into this prospectus by reference the following documents that we previously filed with the SEC (other than any document or portion of any document furnished or deemed furnished and not filed in accordance with the SEC’s rules, including Items 2.02 and 7.01 of Form 8-K and Item 9.01 related thereto):

SEC Filing (File No. 001-36462)	Period Covered or Date of Filing
Annual Report on Form 10-K	Year Ended December 31, 2020

Current Report on Form 8-K	January 6, 2021, March 4, 2021 and April 14, 2021

Information in our Proxy Statement on Schedule 14A for our 2021 Annual Meeting of Shareholders, to the extent incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2020	April 15, 2021

Description of our common stock contained in Exhibit 4.5 to our Annual Report on Form 10-K, and any amendment or report filed for the purpose of updating such description	March 10, 2020

All documents that we file (but not those that we furnish) with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and before all of the securities offered by this prospectus are sold are incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC.

You may obtain, without charge, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to those documents that are not specifically incorporated by reference into those documents, by writing or telephoning us at the following address: Heritage Insurance Holdings, Inc., 2600 McCormick Drive Suite 300, Clearwater, Florida 33759, phone number (727) 727-7200.

Information contained on our website, www.heritagepci.com, is not incorporated by reference in, and does not constitute part of, this prospectus.

            Shares

Common Stock

Heritage Insurance Holdings, Inc.

Prospectus Supplement

            , 2023

Book-Running Manager

JonesTrading